Exhibit 10.39

THIRD AMENDMENT TO PROMISSORY NOTE

This THIRD AMENDMENT TO PROMISSORY NOTE (this “Agreement”) is entered into as of this 21st day of November, 2011 by and among GCT SEMICONDUCTOR, INC., a Delaware corporation (the “Company”) and Kyeong Ho Lee (the “Lender”), the parties to that certain promissory note (the “Note”) dated as of December 15, 2003 between the Company and the Borrower.

RECITALS

WHEREAS, the Company and the Lender hereby desire to amend the Note in connection with the payment of $880,000 of the principal amount as of the date hereof as set forth below

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the Company and the Lender intending to be legally bound hereby agree:

1. Principal Amount. Notwithstanding anything in the Note, the Principal Amount shall be $120,000 effective as of the date hereof.

2. Other Provisions Intact. Except as set forth in this Agreement, all the terms and provisions of the Note not otherwise altered or eliminated by this Agreement shall remain unchanged, unmodified and in full force and effect, and the Note shall be read together and construed in accordance with the terms of this Agreement.

3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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In Witness Whereof, the Company and the Lender have executed this Second Amendment to Promissory Note to be effective as of the day and year first above written.

COMPANY:

GCT Semiconductor, Inc., a Delaware corporation

By:	/s/ Gene Kulzer
Name:	Gene Kulzer
Title:	Chief Financial and Administrative Officer

LENDER:

/s/ Kyeong Ho Lee
Kyeong Ho Lee